                                                                    EXHIBIT 4(B)



        THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY
        STATE AND NEITHER THE WARRANTS NOR ANY INTEREST THEREIN MAY BE
          SOLD OR IN ANY OTHER WAY TRANSFERRED IN  THE ABSENCE OF AN
       EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF
       COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION
                        IS NOT REQUIRED UNDER SAID ACT.


                 WARRANT TO PURCHASE SHARES OF COMMON STOCK OF
                       BRUNSWICK BIOMEDICAL CORPORATION

Warrant No. C-29                                                   50,000 Shares

     This certifies that, for value received, Robert Herzstein, as Personal Representative of the Estate of Dr. Stanley J. Sarnoff (the "Holder") is
                                                             ------
entitled to subscribe for and purchase up to 50,000 shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of BRUNSWICK BIOMEDICAL CORPORATION, a Massachusetts corporation (the "Company"), at the Warrant Price (as defined in
                                -------
Section 2 hereof and subject to adjustment from time to time pursuant to the provisions of Section 5 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

     As used herein, the term "Common Stock" shall mean the Company's presently
                               ------------
authorized Common Stock, $.01 par value per share, and any other capital stock into or for which such Common Stock may hereafter be converted or exchanged or that may be issued in respect of, in exchange for, or in substitution of, such shares by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other events.

     This Warrant (the "Warrant") is issued pursuant to that certain Stock Purchase Agreement dated March 18, 1996 (the "Purchase Agreement").

     1.  Term of Warrant.  The purchase right represented by this Warrant is
         ---------------
exercisable, in whole or in part, at any time during the period beginning on April 15, 1996 (the "Initial Exercise Date") and ending on April 15, 2001.
                     ---------------------

     2.   Warrant Price.  The exercise price of this Warrant is $27.55 per share
          -------------
of Common Stock, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof (the "Warrant Price").
                                     -------------

     3.   Method of Exercise; Conversion.
          ------------------------------

     (a)  Exercise.  Subject to Section 1 hereof and Section 3(b) hereof, the
          --------
purchase right represented by this Warrant may be exercised at the option of the holder hereof, in whole or in part, at any time and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as

Exhibit 1 duly executed) at the principal office of the Company at 6 Thacher
- ---------
Lane, Wareham, Massachusetts 02571 (or such other address of which the Company may notify the holder hereof in writing), and by either (or any combination of)
(i) the payment to the Company, by check or wire transfer, of an amount equal to the Warrant Price per share multiplied by the number of shares then being purchased or (ii) the reduction of the outstanding principal amount of any indebtedness of the Company to the holder hereof in an amount equal to the Warrant Price per share multiplied by the number of shares then being purchased (the promissory note or other evidence of indebtedness held by the holder to be presented to the Company for notation of the reduction on the face thereof).
The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid or, at the election of the Holder, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in the initial public offering pursuant to a registration statement under the Act. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within 5 days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant (containing the same terms and conditions set forth herein) representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, less the number of shares as to which the Conversion Right (as defined below) has been previously exercised, shall also be issued to the holder hereof within such 5 day period.

     (b)  Conversion.  The Holder may convert this Warrant (the "Conversion
          ----------
Right"), in whole or in part, into the number of shares (less the number of shares which have been previously exercised or as to which the Conversion Right has been previously exercised) calculated pursuant to the following formula at any time until such Warrant terminates, by surrendering this Warrant with written notice to the Company specifying the number of shares subject to this Warrant which the Holder desires to convert:

                                   X = Y (A - B)
                                       ---------
                                         A

     where:       X = the number of shares to be issued to the Holder;

                  Y = the number of shares subject to this Warrant for which the
                      Conversion Right is being exercised;

                  A = the fair market value of one share of Common Stock;

                  B = the Warrant Price

     As used herein, the "fair market value" of a share of Common Stock shall mean with respect to each share of Common Stock the last reported sales price per share of the Company's Common Stock on the principal national securities exchanges on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the average of the last reported bid and offer price per share on NASDAQ, in each case averaged over the 10 trading days consisting of the day as of which the current fair market value of Common Stock is being determined and the nine consecutive business days prior to such day. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company which determination shall be described in a resolution of the Board of Directors of the Company and delivered to the Holder, unless (i) the holder shall exercise its Conversion Right to purchase such shares between the time of the execution of any agreement providing for the merger, acquisition or other consolidation pursuant to which the Company is not the surviving party and the effective date of such transaction, in which case the current fair market value of a share of Common Stock shall be deemed to be the value (determined as aforesaid) of all consideration to be received by the holders of the Company's Common Stock for each share of Common Stock pursuant to the Company's transaction, as measured as of the date of exercise (provided, however, that in the case of a merger of the Company with or into Survival Technology, Inc. ("STI"), the value for purposes of this Section 3(b) shall not be less than the Warrant Price); or (ii) the Holder shall exercise its Conversion Right to purchase such shares between the time of the announcement of the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Act and the closing of sale pursuant to that offering or such exercise shall be contingent on such closing, in which case, the fair market value of a share of Common Stock shall be the price per share at which all registered shares are sold to the public in such offering.

     The Company agrees that the shares issuable upon conversion of this Warrant shall be deemed for all purposes to be issued to the Holder converting this Warrant as of the close of business on the date on which the Warrant is surrendered for conversion or, at the election of the Holder, may be made contingent upon the closing of the consummation of the sale of the Company's Common Stock to the public in a public offering pursuant to a registration statement under the Act. Certificates for the shares so issued upon conversion of this Warrant shall be delivered to the Holder within a reasonable time, not exceeding 5 days, after the issuance of such shares. All certificates representing such shares may bear legends respecting restrictions under securities laws which normally appear on the Company's certi ficates for shares issued in private placements. In the event the Holder shall convert this Warrant in part only, the Company shall deliver to the Holder within a reasonable time, not exceeding 5 days, after the conversion of the Warrant, a new Warrant (dated the date hereof and containing the same terms and conditions set forth herein) in the form of this Warrant to purchase a number of shares equal to the number of shares which may be purchased under this Warrant minus the number of shares as to which the Conversion Right has been previously exercised or the number of shares which have been previously exercised.

     4.   Stock Fully Paid; Reservation of Shares.  All Common Stock which
          ---------------------------------------
may be issued upon the exercise or conversion of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free and clear from all taxes, security interests, encumbrances, liens, charges and preemptive rights. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights in full represented by this Warrant. The Company shall not by any action including, without limitation, amending its articles of organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and
(c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. The Company will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of any shares of Common Stock upon conversion or exercise of this Warrant.

     5.   Adjustments.  The Warrant Price and the number of share of Common
          -----------
Stock issuable hereunder shall be subject to adjustment from time to time as follows:

          (a)  Reclassification, Consolidation or Merger.  In case of any
               -----------------------------------------
reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a holder of one share of Common Stock; provided, however, that if the Company shall merge with or into STI in which the holders of Common Stock receive common stock of STI, the number of shares of common stock which the Holder shall have the right to purchase in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant shall not be less than 2.5 shares of common stock of STI (subject to appropriate adjustment on account of the events set forth in Sections 5(a), (b) and (c) prior to such merger). Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 and shall otherwise be subject to the same provisions and upon the same terms and conditions set forth herein. No consolidation or merger of the Company with or into another corporation referred to in the first sentence of this paragraph
(a) shall be consummated unless the successor or purchasing corporation referred to above shall have agreed to issue a new Warrant as provided in this Section 5. The provisions of this subsection (a) shall similarly apply to successive reclassification, changes, consolidations, mergers and transfers.

          (b)  Subdivision or Combination of Shares.  If the Company at any time
               ------------------------------------
while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c)  Stock Dividends.  If the Company at any time while this Warrant
               ---------------
is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to, Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) or
(b)) then the Warrant Price shall be decreased, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (d)  Rights; Options; Warrants.  In case the Company shall issue
               -------------------------
rights, options, warrants or convertible or exchangeable securities ("Convertible Securities") to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share that is lower (at the record date for such issuance) than the fair market value per share of such Common Stock, (i) the number of shares of Common Stock thereafter issuable upon the exercise of this Warrant shall be determined by adding the number of shares of Common Stock theretofore issuable upon exercise of this Warrant to the product of (x) the Cheap Stock Issued (as defined below), multiplied by (y) the Ownership Ratio (as defined below), and (ii) the Warrant Price shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to the adjustment set forth in clause (i), and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter, provided, however, that the Exercise Price shall not be reduced below par. Such adjustments shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

     For purposes of this Section 5 (d), the "Cheap Stock Issued" shall be the
                                              ------------------
number of additional shares of any Common Stock offered by the Company for subscription or purchase as described above minus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then fair market value per share of Common Stock. The "Ownership Ratio" shall be a fraction, the numerator of which
                   ---------------
shall be the number of shares of Common Stock theretofore issuable upon exercise of this Warrant, and the denominator of which shall be the number of shares of Common Stock then outstanding on the date of issuance of (and entitled to receive) such rights, options, warrants or convertible or exchangeable securities.

          (e)  Distributions of Debt, Assets or Securities.  In case the Company
               -------------------------------------------
shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of evidences of indebtedness of the Company, assets (other than cash dividends payable out of earnings and profits arising after the date hereof) or securities (excluding those referred to in paragraphs (a) - (d) of this Section 5) (any such evidences of indebtedness, assets or securities, the "assets or securities"), then in each case the Holder, upon the exercise of
     --------------------
this Warrant, shall be entitled to receive in addition to the shares then issuable under this Warrant, (i) the assets or securities to which such Holder would have been entitled as a holder of Common Stock if such Holder had exercised this Warrant immediately prior to the record date for such distribution and (ii) any income earned on the assets or securities distributed from the distribution date to the date of exercise or conversion, as the case may be, less the Warrant Price then in effect. At the time of any such distribution, the Company shall either (A) deposit the assets or securities payable to the Holder pursuant hereto in trust for the Holder with an "eligible institution" with instructions as to the investment of such property and any proceeds therefrom so as to protect the value of such property for the Holder or (B) distribute to the Holder the assets or securities to which it would be entitled upon exercise and, upon any such distribution pursuant to this clause (B), the provisions of this paragraph (e) shall no longer apply to such event. Such election shall be made by the Company giving written notice thereof to the Holder.

     For purposes of this subsection 5(e), the term "eligible institution" shall mean a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or state authority.

          (f)  Sale of Convertible Securities.  If and whenever the Company
               ------------------------------
shall issue, grant or sell Convertible Securities (unless the provisions of subsection 5(d) shall be applicable, in which event this subsection 5(f) shall not apply), there shall be determined the price per share for which shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the average of the maximum and minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities by (b) the maximum number of shares of Common Stock of the Company issuable upon Conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined.

     If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Warrant Price shall, forthwith upon any such increase becoming effective, be readjusted (but to no greater extent than originally adjusted) to reflect the same.

          (g)  Sales Below Market Price.  If and whenever the Company shall
               ------------------------
issue or sell its shares of Common Stock, or be deemed to have issued or sold Common Stock pursuant to the provisions of subsection 5(f) above, for the consideration per share which is below the then fair market value per share for its shares of Common Stock (unless the provisions of subsections 5(a)-5(e) shall be applicable, in which event this subsection 5(g) shall not apply), the following provisions shall apply. An "Adjusted Fair Market Value" shall be computed (to the nearest cent, a half cent or more being considered a full cent) by dividing:

               (i) the sum of (x) the result obtained by multiplying the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale by the then fair market value, plus (y) the consideration, if any, received or deemed received by the Company upon such issue or sale, by

               (ii) the number of shares of Common Stock of the Company outstanding and deemed to be outstanding immediately after such issue or sale.

     The resulting number shall be deemed to be the Adjusted Fair Market Value per share. Thereafter the Warrant Price shall be adjusted to be equal to the product of the Warrant Price in effect immediately prior to such actions, multiplied by a fraction the numerator of which is the Adjusted Fair Market Value per share and the denominator of which is the fair market value per share immediately prior to such actions. Upon any such adjustment of the Warrant Price, the number of shares of Common Stock acquirable upon exercise of this Warrant will be adjusted to the number of shares determined by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

          (h)  Adjustment of Number of Shares.  Upon each adjustment in the
               ------------------------------
Warrant Price pursuant to Section 5 (a), (b) or (c), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

          (i)  Circumstances with no Adjustment.  Notwithstanding any provision
               --------------------------------
of subsections 5(a) - (g), no adjustment of the Warrant Price or number of shares of Common Stock issuable hereunder shall be made on account of:

               (i) the issue of any shares of Common Stock upon the conversion of any shares of Preferred Stock of the Company issued and outstanding on April 15, 1996;

               (ii) the issue of any shares of Common Stock upon the exercise of any warrants issued by the Company on or prior to April 15, 1996;

               (iii) the issue of any shares of Common Stock to officers, directors or employees of, or consultants to, the Company upon the exercise of any stock option granted prior to April 15, 1996, or pursuant to a stock purchase or option plan or other employee or director stock incentive or compensation program approved in good faith by the Board of Directors of the Company; or

               (iv) the actual issue of any Convertible Securities or shares of Common Stock upon the exercise, conversion or exchange of any Convertible Securities subject to subsections 5 (d), (e) or (f).

     6.   Notice of Adjustments.  Whenever any adjustment may be made pursuant
          ---------------------
to Section 5 hereof, the Company shall promptly prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be promptly mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified in Section 10(d) hereof, or at such other address as may be provided to the Company in writing by the holder of this Warrant.

     7.   Fractional Shares.  No fractional shares of Common Stock will be
          -----------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     8.   Compliance with the Act.
          -----------------------

          (a)  Compliance with the Act.  The holder of this Warrant, by
               -----------------------
acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for such holder's own account for investment with no intention of making or causing to be made any public distribution of all or any portion thereof; and such securities may not be pledged, sold or in any other way transferred in the absence of an effective registration statement for such securities under the Act and registration of such securities under applicable state securities laws or (i) registration under applicable state securities laws is not required and (ii) an opinion of counsel reasonably satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required.

          (b)  Restrictive Legend.  The Warrants and each certificate
               ------------------
representing (i) shares of the Company's Common Stock issuable upon exercise of the Warrants, or (ii) any other securities issued in respect of the Warrants or the Common Stock issued upon exercise of the Warrants, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Act) be stamped or otherwise imprinted with a legend in such form as counsel for the Company may deem necessary reflecting the provisions of Section 8(a). Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received the opinion referred to in Section 8(a) to the effect that any transfer by such holder or the securities evidenced by such certificate will not violate the Act.

     9.   Transfer and Exchange of Warrant.
          --------------------------------

          (a)  Transfer.  This Warrant may be transferred or succeeded to by any
               --------
person; provided however, that the Company is given written notice by the
        -------- -------
transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

          (b)  Exchange.  Subject to compliance with the terms hereof, this
               --------
Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; provided, that the last holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

     10.  Registration Rights.
          -------------------

               (a)  Certain Definitions.  As used in this Section 10, the
                    -------------------
following terms shall have the following meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

          "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 8(b).

          "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the exercise of the Warrant and (ii) any Common Stock issued in respect of securities issued pursuant to the exercise of the Warrant upon any stock split, stock dividend, recapitalization or similar event.

          The terms "register," "registered" and "registrations" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act and applicable rules and regulations thereunder and the declaration of ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD or any stock exchange (including reasonable fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any persons in preparing or assisting in preparing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of and compliance with this Agreement,
(iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custodian, (vi) the fees and expenses of any special experts or other persons retained by the Company in connection with any Registration Statement, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (viii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties,
(ix) expenses, fees and disbursements of a single counsel for all the selling Holders and other security holders, and (x) the expense of any special audits incident to or required by any such registration.

          "Holder" shall mean any holder of the outstanding Registrable Securities which have not been sold to the public.

          "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold forty percent (40%) or more of the outstanding Registrable Securities.

          "Other Shareholders" shall mean any holders of securities of the Company who are entitled, by agreement with the Company, to have securities included in a requested registration of securities of the Company.

          (b)  Request for Registration.  If the Company shall receive from
               ------------------------
Initiating Holders, at any time or times a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, and at such time the Company is eligible to register its securities on Form S-3, the Company will:

               (i) promptly give written notice of the proposed registration to all other Holders at least 45 days prior to the date the Company anticipates the initial filing of the registration statement covering the Registrable Securities so requested to be registered; and

               (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and which would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to Sections 10(b) and (c):

                      (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder; or

                      (2) After the Company has effected two such registrations pursuant to this Section 10(b) and such registrations have been declared or ordered effective by the Commission and the sales of such Registrable Securities shall have closed.

Subject to the foregoing clauses (i) and (ii), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 10(c), include securities of the Company for its own account, or other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

          (c)  Requested Registration - Underwriting.  If the Initiating Holders
               -------------------------------------
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Sections 10(b) and (c) and the Company shall include such information in the written notice referred to in Section 10(b)(i). The right of any Holder to registration pursuant to Sections 10(b) and (c) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

     If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to Sections 10(b) and (c), or if Other

Shareholders request such inclusion, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of such officers, directors and Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 10. The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company. If the representative of the underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities and officers, directors and Other Shareholders whose securities would otherwise be underwritten pursuant to the request described herein, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all such Holders, officers, directors and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     If any Holder of Registrable Securities, officer, director or Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities held by such person shall then be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting has not thereby been limited.

          (d)  Company Registration.  If the Company shall determine to register
               --------------------
any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

               (i) promptly (and in no event later than at least 45 days before the initial filing with the Commission of the Registration Statement) give to each Holder written notice thereof which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within 20 days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 10(e). Such written request may specify that all or a part of a Holder's Registrable Securities be included in the Company's registration.

          (e)  Company Registration - Underwriting.  If the registration of
               -----------------------------------
which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 10(d)(i). In such event the right of any Holder to registration pursuant to this Section 10 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. If the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, and (i) if such registration is the first registered offering of the Company's securities to the Public, the underwriter may (subject to the allocation set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to the notice described herein, and (ii) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may (subject to the allocation set forth below) limit the number of Registrable Securities and the securities of all Other Shareholders to be included in the registration and underwriting to not less than fifty percent (50%) of the securities included therein (based on aggregate market values). The Company shall advise all holders of securities requesting registration promptly after such determination by the underwriter, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The number of shares that may be included in the registration and underwriting shall be allocated among all such Holders, officers, directors and Other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (f)  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 10 shall be borne by the Company. Each Holder shall pay all underwriting discounts and selling commissions relating to the sale of such Holder's Registrable Securities pursuant to such

Registration and the fees and expenses of the selling Holder's own counsel (other than the counsel selected to represent all selling Holders) shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, in which case the Holders and Other Shareholders who requested registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided, further, that such registration shall not be counted as a requested registration pursuant to Section 10(b)(ii)(2).

          (g)  Registration on Form S-3.  The Company shall use its best efforts
               ------------------------
to qualify for registration of its securities on Form S-3 or any comparable or successor form or forms; the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions thereof, following the effective date of the first registration of any securities of the Company on Form S-1 or Forms SB-1 or SB-2 or any comparable or successor form or forms.

          (h)  Registration Procedures.  In the case of each registration
               -----------------------
effected by the Company pursuant to this Section 10, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In addition at its expense, the Company will as expeditiously as possible:

               (i) Prepare and file with the Commission a Registration Statement with respect to such securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective; provided that after the filing of the registration statement, the
          --------
          Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of six months; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such six-month period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

               (iii) furnish, without charge, such number of prospectuses and such other documents as a Holder from time to time may reasonably request;

               (iv) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

               (v) notify each such Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event which may require the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each such Holder any such supplement or amendment;

               (vi) in the event such sale is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Holders of a majority of the shares of Registrable Securities being sold or the managing underwriter, reasonably requests;

               (vii) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               (viii) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are customary and appropriate in order to expedite or facilitate the disposition of such Registrable Securities; and

               (ix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning within three months after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of
          Section 11(a) of the Securities Act.

          (i)    Indemnification.
                 ---------------

          (i) The Company will indemnify each Holder, each of its officers, directors and partners, and each person who controls such Holder, on whose behalf registration, qualification or compliance has been effected pursuant to
Section 10, and each underwriter, if any, and each person who controls any underwriter (within the meaning of the Act and the rules and regulations thereunder) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person who controls such Holder, each such underwriter and each person who controls any such underwriter, for any legal and other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises from or is based on any untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (ii) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, and each Other Shareholder who has the right to register its securities pursuant to Section 10 will be required by the Company to severally, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter (within the meaning of the Act and the rules and regulations thereunder) each other such Holder and Other Shareholder and each of their officers, directors and partners, and each person who controls such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will severally reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, persons, underwriters or controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

          (iii) Each party entitled to indemnification under this Section 10(k) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party is actually prejudiced. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not unreasonably be withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (j)  Information by Holder.  Each Holder of Registrable Securities,
               ---------------------
and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder and the distribution proposed by such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 10.

          (k)  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

               (i) Make and keep public information available as those terms are understood and defined in Rule 144 under the Act (and any successor rule to Rule 144) at all times from and after 90 days following the effective date of the first registration statement under the Act filed by the Company for an offering of its securities to the public; and

               (ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements.

          (l)  Transfer or Assignment of Registration Rights.  The rights to
               ---------------------------------------------
cause the Company to register the Registrable Securities granted by the Company under Sections 10(b), (c), (d), (e) and (g) may be transferred or assigned by a Holder to a transferee or assignee of any of the Holder's Restricted Securities; provided that the Company is given written notice by a Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under Section 10.

     11.  Miscellaneous.
          -------------

          (a)  No Rights as Shareholder.  Except as provided in the Agreement,
               ------------------------
no holder of the Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          (b)  Replacement.  On receipt of evidence reasonably satisfactory to
               -----------
the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and for a like number of underlying shares.

          (c)  Notice of Capital Changes.  In case:
               -------------------------

               (i) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

               (ii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

               (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in subparagraph (d) below, of the date on which a record shall be taken for such dividend, or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least 30 days prior to the transaction in question and not less than 20 days prior to the record date in respect thereof.

     In case at any time the Company shall file a registration statement on Form S-1 or the then equivalent form covering the offer and sale by the Company of its Common Stock under the Act, in a public offering, then the Company shall give at least 20 days' prior written notice of the earliest date on which such registration statement may become effective.

          (d)  Notice.  Any notice given to either party under this Warrant
               ------
shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company's books and records or at such other address as the holder may have provided to the Company in writing.

          (e)  No Impairment.  The Company will not, by amendment of its
               -------------
Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

          (f)  Governing Law.  This Warrant shall be governed by and construed
               -------------
under the laws of the Commonwealth of Massachusetts.


     IN WITNESS WHEREOF, this Warrant is executed as of this 15th day of April, 1996.

                                   BRUNSWICK BIOMEDICAL CORPORATION



                                   By:  /s/ James H. Miller
                                        ----------------------------------------
                                           Title: President

                                                                       EXHIBIT 1

                              NOTICE OF EXERCISE


TO:  BRUNSWICK BIOMEDICAL CORPORATION

     1. The undersigned hereby elects to purchase _________ shares of Common Stock of BRUNSWICK BIOMEDICAL CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  ___________________________________________
                                    (Name)

                  ___________________________________________

                  ___________________________________________
                                   (Address)

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                     ___________________________________________
                                     Signature